UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: January 31, 2005

Date of report: April 28, 2005

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

Ferrellgas, L.P.

Ferrellgas Finance Corp.

(Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation)	(Commission file numbers)	(I.R.S. Employer Identification Nos.)

7500 College Boulevard, Suite 1000 Overland Park, KS 66210

_________________

(Address of principal executive offices) (Zip Code)

(913) 661-1500

(Registrants’ telephone number, including area code)

Item 1.01 Entry into a Definitive Material Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

New Credit Facility

On April 25, 2005, we announced that our operating partnership, Ferrellgas, L.P., Bank of America Securities LLC and J.P. Morgan Securities, Inc. entered into an agreement, effective April 22, 2005, to extend the maturity of our operating partnership’s existing bank credit facility, until April 2010. The new bank credit facility replaces the previous bank credit facility initially entered into in December 2002. The new five-year bank credit facility is supported by a 12-bank syndicate comprised of the 10 lenders to the previous bank credit facility together with two new financial institutions.

Borrowings under the new bank credit facility are available for working capital needs, capital expenditures and other general partnership purposes. The new bank credit facility contains various affirmative and negative covenants and default provisions, as well as requirements with respect to the maintenance of specified financial ratios and limitations on the making of loans and investments. All borrowings under the new bank credit facility bear interest, at the operating partnership’s option, at a rate equal to either:

•	the base rate, which is defined as the higher of the federal funds rate plus 0.50% or Bank of America’s prime rate; or
•	the Eurodollar Rate plus a margin varying from 1.50% to 2.50%.

The material terms and obligations of the new bank credit facility are substantially similar to those of the operating partnership’s previous bank credit facility with the exception that the borrowing capacity has been increased from $307.5 million to $330 million.

The descriptions set forth above in this Item 2.03 are qualified in their entirety by the operating partnership’s new bank credit facility, a copy of which is filed as an exhibit to this report and is incorporated by reference herein. On April 25, 2005, we issued a press release relating to the operating partnership’s new bank credit facility, a copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01 Other Events

Ferrellgas, Inc. Unaudited Balance Sheets

We are filing the unaudited interim condensed consolidated balance sheets and footnotes of Ferrellgas Partners, L.P.’s and Ferrellgas, L.P.’s non-public general partner, Ferrellgas, Inc., to update its most recent audited consolidated balance sheets. See Exhibit 99.15 for the unaudited condensed consolidated balance sheets and footnotes of Ferrellgas, Inc.

Item 9.01 Financial Statements and Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit 10.1

Fifth Amended and Restated Credit Agreement dated as of April 22, 2005, by and among Ferrellgas, L.P. as the borrower, Ferrellgas, Inc. as the general partner of the borrower, Bank of America N.A., as administrative agent and swing line lender, and the lenders and L/C issuers party hereto.

Exhibit 99.15	Unaudited interim condensed consolidated balance sheets of Ferrellgas, Inc. and footnotes as of January 31, 2005 and July 31, 2004.

The following material is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit 99.1	Press release of Ferrellgas Partners, L.P. dated April 25, 2005 announcing the refinancing of Ferrellgas L.P. bank credit facility.

24544010 03190382

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc. its general partner
Date: April 28, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: April 28, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By Ferrellgas, Inc. its general partner
Date: April 28, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: April 28, 2005	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1

Fifth Amended and Restated Credit Agreement, dated as of April 22, 2005, by and among Ferrellgas, L.P. as the borrower, Ferrellgas, Inc. as the general partner of the borrower, Bank of America N.A. as administrative agent and swing line lender, and the lenders and L/C issuers party hereto.

99.1	Press release of Ferrellgas Partners, L.P. dated April 25, 2005, announcing Ferrellgas, L.P.’s new bank credit facility.
99.15	Unaudited interim condensed consolidated balance sheets of Ferrellgas, Inc. and footnotes as of January 31, 2005 and July 31, 2004.

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